                                                                    EXHIBIT 10.4


                                STOCK OPTION PLAN
                                       OF
                              ATLAS MINING COMPANY

                                       I.
                                 PURPOSE OF PLAN

The Atlas Mining Company. Stock Option Plan (the "Plan") is intended to advance the interests of Atlas Mining Company. (the "Company"), its shareholders, and its subsidiaries by encouraging and enabling selected officers, directors, and other key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code").

                                       II.
                                   DEFINITIONS

2.1 "Administrative Committee" means the Board of Directors or a committee appointed by the Board of Directors, pursuant to Article III below, administering the Plan.

2.2 "Affiliate" means a "parent corporation" of the Company, as described in Section 424(e) of the Code, or a "subsidiary corporation" of the Company, as described in Section 424(f) of the Code.

2.3      "Board" means the Board of Directors of the Company.

2.4      "Code" means the Internal Revenue Code of 1986.

2.5      "Common Stock" means the Company's no par value Common Stock.

2.6      "Company" means Atlas Mining Company.

2.7 "Date of Grant" means the date on which an Option is granted under the Plan.

2.8 "Disinterested Person" has the meaning defined in Article 3.1(c) of this Plan.

2.9      "Option" means an option granted under the Plan.

2.10 "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

2.11     "Plan" means this Stock Option Plan.

2.12 "Qualified Successor" means a person or persons entitled under Optionee's will or applicable laws of descent and distribution to receive Incentive Stock Options held by Optionee at the time of Optionee's death.

2.13 "Reorganization" and "Reorganization Agreement" have the meanings defined in Article VII of this Plan.

2.13 "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 424 of the Code.

2.14 "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

                                      III.
                             ADMINISTRATION OF PLAN

3.1 This Plan shall be administered by the Board of Directors of the Company (the "Board") unless a committee of the Board is appointed in accordance with Article 3.2 or 3.4(b) below. The Board, or such committee if appointed, will be referred to in this Plan as the "Administrative Committee."

3.2 The Board may at any time appoint a committee, consisting of not less than two of its members, to administer this Plan on behalf of the Board in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. After it is appointed, the committee shall continue to serve until otherwise directed by the Board. The Board may appoint additional members to the committee; remove members (with or without cause); fill vacancies however caused; and/or remove all members of the committee and thereafter directly administer this Plan.

3.3 A majority of the members of the Administrative Committee shall constitute a quorum; and subject to the limitations of this Article III, all actions of the Administrative Committee shall require the affirmative vote of members who constitute a majority of a quorum. Members of the Administrative Committee who are not Disinterested Persons (as defined in Article 3.4(c)) may vote on any matters affecting the administration or the grant of Stock Options under the Plan; provided, however, that no member shall vote on the granting of a Stock Option to himself or herself (but a member may be counted in determining the existence of a quorum at a meeting of the Administrative Committee during which action is taken with respect to the granting of such Stock Option).

3.4 Notwithstanding the foregoing provisions of this Article III, to the extent necessary to be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall from the effective date of registration until six months after the termination thereof, be administered as follows:

         a. The Board shall administer the Plan directly (regardless of whether a committee of the Board has been appointed under
                  Article 3.2) as long as each member of the Board is a Disinterested Person, and all actions of the Board as the Administrative Committee shall require the affirmative vote of directors who constitute a majority of a quorum.

         b. If at any time a member of the Board is not a Disinterested Person, the Board shall appoint a committee consisting of two or more of its members, each of whom is a Disinterested Person, to administer this Plan on behalf of the Board. Such committee shall act in accordance with terms and conditions prescribed by the Board to the extent such terms and conditions are not inconsistent with this Plan. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may appoint additional members to the committee; remove members (with or without cause); fill vacancies however caused; and/or at any time when all members of the Board are Disinterested Persons, remove all members of the committee and thereafter directly administer this Plan. At no time shall a person who is not a Disinterested Person serve on the committee appointed under this Article 3.4(b), nor shall such committee at any time have fewer than two members.

         c. The term "Disinterested Person" shall mean a director who, during the one year prior to service as a member of the Administrative Committee or during such service, is not granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its Affiliates (as defined in Article 2.2) other than grants or awards that pursuant to Rule 166-3(c)(2)(i) under the Exchange Act will not cause the director to cease to be a "Disinterested Person," as defined in such rule.

3.5      The following provisions shall apply to the Administrative Committee:

         a. The Administrative Committee shall have the authority to (i) administer this Plan in accordance with its express terms;
                  (ii) determine all questions arising in connection with the administration, interpretation, and application of this Plan, including all questions relating to the value of the Common Stock; (iii) correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; (iv) prescribe, amend, and rescind rules and regulations relating to the administration of this Plan;
                  (v) determine the duration and purposes of leaves of absence which my be granted to participants without constituting a termination of employment for purposes of this Plan; and (vi) make all other determinations necessary or advisable for administration of this Plan.

         b. The authority of the Administrative Committee to administer the Plan shall be exercised consistently with the intent that
                  (i) the Stock Options issued under this Plan qualify under
                  Section 422 of the Code (including any amendments thereof or successor provision similar thereto); and (ii) the Plan be administered in a manner that satisfies the conditions of Rule 16b-3(c)(2)(i) under the Exchange Act (including any amendments thereof and any successor provision similar thereto) so that the grant of Stock Options under this Plan, and all other actions taken with respect to the Plan, to the options granted thereunder and to the Common Stock acquired upon exercise of Stock Options, shall to the extent possible be exempt from the operation of Section 16(b) of the Exchange Act.

         c. All determinations made by the Administrative Committee in good faith on matters referred to in this Article 3.5 shall be final, conclusive, and binding upon all persons. The Administrative Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

                                   ARTICLE IV.
                         COMMON STOCK SUBJECT TO OPTIONS

The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under this Plan and any other stock option plan adopted by the Company shall not exceed ten percent (10%) of the then currently issued and outstanding shares of the Company's Common Stock, subject to adjustment under the provisions of Article VII. The aggregate number of shares of the Company's Common Stock which may be issued to any one person shall not exceed five percent (5%) of the then currently issued and outstanding shares of the Company's Common Stock. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

                                   ARTICLE V.
                                  PARTICIPANTS

Options may be granted under the Plan to any person who is or who agrees to become an officer, director, or employee (including officers and employees who are also directors) of the Company or any of its subsidiaries.

                                   ARTICLE VI.
                         TERMS AND CONDITIONS OF OPTIONS

Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the applicable officer or employee and shall contain such terms and be in such form as the Administrative Committee may from time to time approve, subject to the following limitations and conditions:

6.1 OPTION PRICE. The Option price per share with respect to each Option may be the lowest price allowable under applicable laws and regulations.

6.2 PERIOD OF OPTION. The expiration date of each Option shall be fixed by the Administrative Committee; but notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than five
         (5) years from the Date of Grant.

6.3 VESTING OF SHAREHOLDER RIGHTS. Neither an Optionee nor his successor shall have any of the rights of a shareholder of the Company until the Option has been exercised and the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

6.4 EXERCISE OF OPTION. Each Option shall be exercisable from time to time over a period commencing on the Date of Grant and ending upon the expiration or termination of the Option; provided, however, the Administrative Committee may by the provisions of any Option agreement limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

6.5 NON-TRANSFERABILITY OF OPTION. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Administrative Committee.

6.6 TERMINATION OF EMPLOYMENT. Upon termination of an Optionee's employment with the Company or with any of its subsidiaries, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination and such Option privileges shall expire unless exercised by him within 30 days after the date of such termination. In the event of termination of an Optionee's employment "for cause," his Option privileges shall immediately terminate. The granting of an Option to an eligible person does not alter in any way the Company's or the relevant subsidiary's existing rights to terminate such person's employment at any time for any reason or for no reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

6.7 DEATH OF OPTIONEE. If an Optionee dies while a member of the Board or in the employ of the Company or any subsidiary, the Option privileges of the estate shall be limited to the shares which were immediately purchasable by the Optionee at the date of death and such Option privileges shall expire unless exercised by the Optionee's successor within one year after the date of death.

                                  ARTICLE VII.
                                   ADJUSTMENTS

7.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Administrative Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Administrative Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extend practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.

7.2 In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Administrative Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

7.3 In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then

         a. If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised stock Options for securities of another corporation, then the Administrative Committee shall take such action, and the Options shall terminate, as provided in
                  Article 7.2; or

         b. If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised stock Options for securities of another corporation, then the Administrative Committee shall adjust the shares under such outstanding and unexercised stock Options (and shall adjust the shares remaining under the Plan which are then available to the Optionee under the Plan, if the Reorganization Agreement makes specific provision therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options.

         The term "Reorganization" as used in this Article VII shall mean any statutory merger; statutory consolidation; sale of all or substantially all of the assets of the Company; or pursuant to an agreement with the Company, the sale of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

7.4 Adjustments and determinations under this Article VII shall be made by the Administrative Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

                                  ARTICLE VIII.
                         RESTRICTIONS ON ISSUING SHARES

The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                                   ARTICLE IX.
                                 USE OF PROCEEDS

The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

                                   ARTICLE X.
                  AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN

The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interest of the Company; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power, no such amendment shall (i) except as specified in Article VII, increase the maximum number of shares for which Options may be granted under the Plan; (ii) change the provisions of Article
6.01 relating to the establishment of the Option price; (iii) change the provisions of Article 6.2 relating to the expiration date of each Option; or
(iv) change the provisions of the second sentence of this Article X relating to the term of this Plan. Unless the Plan shall theretofore have been terminated by the Board or as provided in Article XI, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. Except as provided in Article XI, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

                                   ARTICLE XI
                     Option Agreement and Legend Requirement

Each Stock Option granted hereunder shall be evidenced by a written agreement executed by the Company and the Optionee. Such agreement shall contain the terms of the Stock Option specified by Article VI, together with other terms, conditions, and provisions that the Administrative Committee deems advisable and that are not inconsistent with the terms and conditions of this Plan. Such agreement shall also provide that, by accepting a Stock Option granted under this Plan, the Optionee, for himself or herself, for his or her Qualified Successor, and for his or her heirs, successors and assigns:

         (i) Recognizes, agrees and acknowledges that no registration statement under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws, will have been filed as to either the Stock Option or any shares of Common Stock that may be acquired upon exercise of such Stock Option;

         (ii) Warrants and represents that the Stock Option and any shares of Common Stock of the Company acquired upon exercise of the Stock Option will be acquired and held by the Optionee for the Optionee's own account, for investment purposes only, and not with a view towards the distribution or public offering thereof nor with any present intention of reselling or distributing the same at any particular future time;

         (iii) Acknowledges and consents to the appearance of a printed legend on the back of each stock certificate representing shares of Common Stock issued upon exercise of the Stock Option, which legend shall read as follows:

                         NOTICE: RESTRICTION ON TRANSFER

                  The securities represented hereby have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered, sold, transferred, encumbered or otherwise disposed of except upon satisfaction of certain conditions set forth in the Atlas Mining Company Stock Option Plan. Information concerning these restrictions may be obtained from the corporation or its legal counsel. Any offer or disposition of these securities without satisfaction of such conditions will be wrongful and will not entitle the transferee to register ownership of the securities with the corporation. These securities may also be subject to repurchase by the corporation upon certain terms and conditions set forth in said documents.

         (iv) Agrees not to sell, transfer or otherwise dispose of any shares of Common Stock that may be acquired upon exercise of the Stock Option unless (i) there is an effective registration statement under the 1933 Act covering the proposed disposition and compliance with governing state securities laws, (ii) the Optionee delivers to the Company, at the Optionee's expense, a "no-action" letter or similar interpretative opinion, satisfactory in form and substance to the Company, from the staff of each appropriate securities agency, to the effect that such shares may be disposed of by the Optionee in the manner proposed, or (iii) the Optionee delivers to the Company, at the Optionee's expense, a legal opinion, satisfactory in form and substance to the Company, of legal counsel designated by the Optionee and satisfactory to the Company, to the effect that the proposed disposition is exempt from registration under the 1933 Act and governing state securities laws; and

         (v) Agrees to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the Company as a result of any breach by the Optionee of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in such agreement.

If a registration statement under the 1933 Act is hereafter filed with respect to Stock Options granted or to be granted hereunder and the shares of Common Stock that may be acquired upon exercise of such Stock Options, then, following the effectiveness of such registration statement, the provisions in agreements representing Stock Options that would otherwise be required by this Article XI may, in the discretion of the Administrative Committee, be modified or eliminated.

                                  ARTICLE XII.
                 EFFECTIVE DATE OF PLAN AND SHAREHOLDER APPROVAL

The effective date of the Plan is January 13, 1997, the date of its approval by the Board; provided, however, if the Plan is not approved by the shareholders of the Company representing a majority of the voting power at the next shareholders' meeting or if the Plan is not approved by such shareholders before January 12, 1998, the Plan shall terminate and any Options granted thereunder shall be void and have no force or effect.

This Plan is adopted this 19th day of November, 1998.

ATLAS MINING COMPANY



BY: /s/ William T. Jacobson                    BY: /s/ Marqueta Martinez
   -----------------------------------            ------------------------------
   William T. Jacobson, President                 Marqueta Martinez, Secretary